EXHIBIT 21

Subsidiaries of Xerox Holdings Corporation
The following companies are subsidiaries of Xerox Holdings Corporation as of December 31, 2020. The companies listed below under Xerox Corporation are subsidiaries of Xerox Corporation as of December 31, 2020. Unless otherwise noted, a subsidiary is a company in which Xerox Holdings Corporation or a subsidiary of Xerox Holdings Corporation, or Xerox Corporation or a subsidiary of Xerox Corporation, as the case may be, holds 50% or more of the voting stock. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

CareAR Holdings LLC	Delaware
CareAR, Inc.	Delaware
Xerox Corporation	New York
Alloy Acquisitions Corp. LLC	Delaware
American Photocopy Equipment Company of Pittsburgh, LLC	Delaware
Xerox Business Solutions Southeast, LLC	Alabama
GDP Technologies, Inc.	Georgia
Bright Ceramic Technologies Inc.	Delaware
Capitol Office Solutions, LLC	Delaware
Xerox Business Solutions, Inc.	Delaware
Carolina Office Systems, Inc.	South Carolina
G-Five, Inc.	South Carolina
Carr Business Systems, Inc.	New York
Chicago Office Technology Group, Inc.	Illinois
ComDoc, Inc.	Ohio
Connecticut Business Systems, LLC	Delaware
Conway Technology Group, LLC	New Hampshire
Eastern Managed Print Network, LLC	New York
Northeast Office Systems, LLC	Massachusetts
CTX Business Solutions, Inc.	Oregon
Dahill Office Technology Corporation	Texas
Arizona Office Technologies, Inc.	Arizona
Elan Marketing, Inc.	Nevada
Electronic Systems, Inc.	Virginia
Global PR Corporation	Illinois
ImageQuest, Inc.	Kansas
Image Technology Specialists, Inc.	Massachusetts
Integrity One Technologies, Inc.	Indiana
Lewan & Associates, Inc.	Colorado
LRI, LLC	Iowa
Merizon Group Incorporated	Wisconsin
Michigan Office Solutions, Inc.	Michigan
Minnesota Office Technology Group, Inc.	Minnesota
Mr. Copy, Inc.	California
Inland Business Machines, Inc.	California
MRC Smart Technology Solutions, Inc.	California
Rabbit Copiers, Inc.	California
SoCal Office Technologies, Inc.	California
Zoom Imaging Solutions, Inc.	California
MWB Copy Products, Inc.	California
MT Business Holdings, Inc.	Ohio
MT Business Technologies, Inc.	Ohio
Precision Copier Service, Inc.	Nevada
Quality Business Systems, Inc.	Washington
Boise Office Equipment, Inc.	Idaho
R. K. Dixon Company	Iowa
Saxon Business Systems, Inc.	Florida

EXHIBIT 21

Stewart of Alabama, Inc.	Alabama
Zeno Office Solutions, Inc.	Florida
Gyricon, LLC	Delaware
Institute for Research on Learning	Delaware
NewField Information Technology LLC	Pennsylvania
Pacific Services and Development Corporation	Delaware
Palo Alto Research Center Incorporated	Delaware
PARC China Holdings, Inc.	Delaware
Stewart Business Systems, LLC	New Jersey
Heritage Business Systems, Inc.	New Jersey
The Xerox Foundation	Delaware
Xerox Argentina Industrial y Comercial S.A.	Argentina
Xerox Capital LLC	Turks & Caicos Islands
Xerox de Chile S.A.	Chile
Xerox DNHC LLC	Delaware
Xerox del Ecuador, S.A.	Ecuador
Xerox del Peru S.A.	Peru
Xerox Equipment Limited	Bermuda
Xerox Financial Services LLC	Delaware
XHC Acquisition Corp.	Delaware
XFS Secured Borrowing 2020-1 LLC	Delaware
Xerox Foreign Sales Corporation	Barbados
Xerox Health Care LLC	Delaware
Xerox Holdings, Inc.	Delaware
Talegen Holdings, Inc.	Delaware
Xerox International Joint Marketing, Inc.	Delaware
Xerox Investments Europe B.V.	Netherlands
Xerox Equipment UK Limited	United Kingdom
Xerox Holdings (Ireland) Limited	Ireland
Xerox (Europe) Limited	Ireland
Xerox Xf Holdings (Ireland) DAC	Ireland
Xerox Israel Ltd.	Israel
Xerox Middle East Investments (Bermuda) Limited	Bermuda
Bessemer Insurance Limited	Bermuda
Reprographics Egypt Limited	Egypt
Xerox Egypt S.A.E.	Egypt
Xerox Finance Leasing S.A.E.	Egypt
Xerox Maroc S.A.	Morocco
Xerox Products Limited	Bermuda
Xerox Products UK Limited	United Kingdom
Xerox UK Holdings Limited	United Kingdom
Triton Business Finance Limited	United Kingdom
Xerox Trading Enterprises Limited	United Kingdom
Xerox Overseas Holdings Limited	United Kingdom
Xerox Business Equipment Limited	United Kingdom
Xerox Computer Services Limited	United Kingdom
Xerox Mailing Systems Limited	United Kingdom
Xerox Limited	United Kingdom
Continua Limited	United Kingdom
Continua Sanctum Limited	United Kingdom
Limited Liability Company Xerox (C.I.S.)	Russia
NewField Information Technology Limited	United Kingdom
The Xerox (UK) Trust	United Kingdom
Xerox AS	Norway
Xerox Austria GmbH	Austria

EXHIBIT 21

Xerox Leasing GmbH	Austria
Xerox Bulgaria EOOD	Bulgaria
Xerox Büro Araçlari Servis ve Ticaret Ltd. Sti	Turkey
Xerox Business Services Bulgaria EOOD	Bulgaria
Xerox Canada Inc.	Ontario
Xerox Canada Ltd.	Canada
Digitex Canada Inc.	Canada
LaserNetworks Inc.	Canada
Xerox Financial Services Canada Ltd.	Canada
Xerox Capital (Europe) Limited	United Kingdom
Concept Group Limited	Scotland
Xerox IBS NI Limited	Northern Ireland
Xerox IBS Limited	Republic of Ireland
Xerox (Ireland) Limited	Ireland
Xerox AG	Switzerland
Xerox A/S	Denmark
Xerox Financial Services Danmark A/S	Denmark
Xerox Finance AG	Switzerland
Xerox Manufacturing (Nederland) B.V.	Netherlands
Xerox (Nederland) BV	Netherlands
Xerox Financial Services B.V.	Netherlands
Xerox Sverige AB	Sweden
Xerox (UK) Limited	United Kingdom
Altodigital Networks Limited	United Kingdom
Platinum Digital Print Solutions Limited	United Kingdom
Arena Group Holdings Limited	United Kingdom
Acorn Business Machines (Holmfirth) Limited	United Kingdom
Arena Group Limited	United Kingdom
Copytrend Limited	United Kingdom
Docucentric Holdings Limited	United Kingdom
Business Systems (North Wales) Limited	United Kingdom
B 2 Business Systems Limited	United Kingdom
Fovia (Innovation) Limited	United Kingdom
M & S Reprographics Limited	United Kingdom
Mitral Systems Limited	United Kingdom
ITEC Connect Limited	United Kingdom
Copyrite Business Solutions (Holdings) Limited	United Kingdom
Criterion IT Limited	United Kingdom
Copyrite Business Solutions Limited	United Kingdom
A B S Digital Limited	United Kingdom
Osprey Business Systems Limited	United Kingdom
Quilver Business Services Limited	United Kingdom
Mail A Doc Limited	United Kingdom
Reflex Digital Solutions (UK) Limited	United Kingdom
Stem Networks Limited	United Kingdom
Back2Business Limited	United Kingdom
Time Business Systems Limited	United Kingdom
Una-Stem Limited	United Kingdom
Bessemer Trust Limited	United Kingdom
Text Comm Limited (in receivership)	United Kingdom
Xerox Finance Limited	United Kingdom
Xerox Distributor Operations Limited	United Kingdom
XEROX CZECH REPUBLIC s r.o.	Czech Republic
Xerox Espana, S.A.U.	Spain
Xerox Renting S.A.U.	Spain

EXHIBIT 21

Xerox Exports Limited	United Kingdom
Xerox Financial Services Belux NV	Belgium
Xerox Financial Services Norway AS	Norway
Xerox Financial Services Sverige AB	Sweden
Xerox Hellas AEE	Greece
Xerox Holding Deutschland GmbH	Germany
Xerox GmbH	Germany
Xerox Dienstleistungsgesellschaft GmbH	Germany
Xerox Leasing Deutschland GmbH	Germany
Xerox Reprographische Services GmbH	Germany
Xerox Hungary Trading Limited	Hungary
Xerox India Limited	India
Xerox Kazakhstan Limited Liability Partnership	Kazakhstan
Xerox N.V.	Belgium
Xerox Luxembourg SA	Luxembourg
Xerox Oy	Finland
Xerox Financial Services Finland Oy	Finland
Xerox Pensions Limited	United Kingdom
Xerox Polska Sp. z o. o	Poland
Xerox Portugal Equipamentos de Escritorio, Limitada	Portugal
CREDITEX - Aluguer de Equipamentos S.A.	Portugal
Xerox Professional Services Limited	United Kingdom
Xerox (Romania) Echipmante Si Servici S.A.	Romania
Xerox S.A.S.	France
Impika SAS	France
Xerox Financial Services SAS	France
Xerox Technology Services SAS	France
Xerox Serviços e Participações Ltda	Brazil
Xerox Comércio e Indústria Ltda	Brazil
Xerox Shared Services Romania SRL	Romania
Xerox S.p.A.	Italy
Xerox Italia Rental Services Srl	Italy
Xerox Telebusiness GmbH	Germany
Xerox (Ukraine) Ltd LLC	Ukraine
Xerox XHB Limited	Bermuda
Xerox XIB Limited	Bermuda
XRO Limited	United Kingdom
Nemo (AKS) Limited	United Kingdom
XRI Limited	United Kingdom
RRXH Limited	United Kingdom
RRXO Limited	United Kingdom
RRXIL Limited	United Kingdom
Veenman B.V.	Netherlands
Veenman Financial Services B.V.	Netherlands
XMPie Inc.	Delaware
XMPie, Ltd.	Israel
Xerox Latinamerican Holdings, Inc.	Delaware
Xerox Mexicana, S.A. de C.V.	Mexico
Xerox Overseas, Inc.	Delaware
XC Asia LLC	Delaware
Xerox Foreign Holdings LLC	Delaware
Xerox Canada N.S. ULC	Canada
Xerox Servicios Compartidos Guatemala, y Compañí Limitada	Guatemala
XC Global Trading B.V.	Netherlands

EXHIBIT 21

XC Trading Singapore Pte Ltd.	Singapore
Xerox Technology Services India LLP	India
XC Trading Hong Kong Limited	Hong Kong
XC Trading Japan G.K.	Japan
XC Trading Korea YH	Korea
XC Trading Malaysia Sdn. Bhd.	Malayasia
XC Trading Shenzhen Co., Ltd.	China
Xerox Realty Corporation	Delaware
Xerox Secured Borrowing 2020-1 LLC	Delaware
Xerox Trinidad Limited	Trinidad
XESystems Foreign Sales Corporation	Barbados